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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 16, 2003



                             XO COMMUNICATIONS, INC.
               (Exact name of registrant as specified in charter)


Delaware                            0-30900                    54-1983517
(State or other               (Commission File                (IRS Employer
jurisdiction of                    Number)                  Identification No.)
incorporation)



11111 Sunset Hills Road, Reston, Virginia                           20190
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code: 703-547-2000

          (Former name or former address, if changed from last report)

Item 5. Other Events.

     On October 16, 2003, XO Communications, Inc. (the "Company") launched the first stage of a two stage rights offering of between 40,000,000 and 43,333,333 shares of its new common stock at $5.00 per share. The first stage rights will be non-transferable, and will be issued exclusively to the Company's pre-bankruptcy unsecured creditors and equity holders of record as of November 15, 2002. The first stage rights will expire on November 14, 2003 at 5:00 P.M. New York City time.

     If and to the extent that fewer than 40,000,000 shares are subscribed for in the first stage of the rights offering, second stage transferable rights, also exercisable at $5.00 per share, will be issued to the Company's secured creditors as of November 15, 2002, and will expire 30 days after they are issued. The rights offering is being made pursuant to the Company's Chapter 11 reorganization that was confirmed by the Bankruptcy Court on November 15, 2002.

     A copy of the press release of the Company announcing the commencement of the Rights Offering is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

     Exhibits. XO Communications, Inc.

     99.1      Press Release of XO Communications, Inc., dated October 16, 2003.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    XO COMMUNICATIONS, INC.


                                    By:  /s/ Wayne M. Rehberger
                                         ----------------------
                                         Name:  Wayne M. Rehberger
                                         Title: Executive Vice President and
                                                Chief Financial Officer

October 16, 2003

                                  Exhibit Index
                                  -------------

Exhibit No.         Description
-----------         -----------

99.1           Press Release of XO Communications, Inc., dated October 16, 2003.